EX-11.00

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                                         Nine Months Ended           Year Ended
                                           September 30              December 31
 CONSOLIDATED STATEMENT OF INCOME DATA:   2001      2000           2000       1999       1998       1997       1996
                                          ----       ----          ----       ----       ----       ----       ----
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
  Lease revenues                         $1264      $1195         $1783      $1782      $1807      $1618      $1661
  Antique Mall Sales                      1568       1329          1969       2095       2420       2547       2542
  Internet Auction Service Revenues         37         --            74         --         --         --         --
                                          ----       ----          ----       ----       ----       ----       ----
   Total Revenues                         2869       2525          3826       3877       4227       4165       4203
                                          ----       ----          ----       ----       ----       ----       ----
 COST OF GOODS SOLD
  Paid to Antique Mall Dealers            1213       1191          1814       1905       2254       2203       2181
  Internet Auction Service Consignments     23         49            69         --         --         --         --
                                          ----       ----          ----       ----       ----       ----       ----
    Total Cost of Goods Sold              1236       1240          1883       1905       2254       2203       2181
                                          ----       ----          ----       ----       ----       ----       ----

    Gross Profit                          1633       1285          1943       1972       1972       1962       2022

 OPERATING EXPENSES                       1190       1215          1642       1340       1115       1179       1259
                                          ----       ----          ----       ----       ----       ----       ----

  Operating Income                         327         70           300        632        857        783        763
                                          ----       ----          ----       ----       ----       ----       ----
 OTHER INCOME (EXPENSE)
  Interest Income
  Interest Expense                         (97)      (101)         (120)      (129)      (143)       155        177
  Other Income                              --         --            --         --         --         --         --
                                          ----       ----          ----       ----       ----       ----       ----
    Net Other Expense                      (97)      (101)         (119)      (127)      (140)      (155)      (177)
                                          ----       ----          ----       ----       ----       ----       ----
    Income Before Income Taxes             230        (31)          181        504        717        628        586

 PROVISION FOR INCOME TAXES                (90)       (12)           26         10          9          9          7
                                          ----       ----          ----       ----       ----       ----       ----
  NET INCOME                               141        (43)         $154       $494       $707       $619       $579
                                          ----       ----          ----       ----       ----       ----       ----

 Net Income per Share (2):
  Basic                                  $.008      $(.51)        $1.80      $5.79      $8.29      $7.26      $6.79
                                          ----       ----          ----       ----       ----       ----       ----

 Weighted Average shares-basic          17,050         85            85         85         85         85         85
                                        ------     ------        ------     ------     ------     ------     ------
 Diluted                                 $.008     $(.025)        $.009      $5.79      $8.29      $7.26      $6.74
                                          ----       ----          ----       ----       ----       ----       ----
 Weighted average shares diluted        17,050     17,050        17,050         85         85         85         85
                                        ------     ------        ------     ------     ------     ------     ------
 Long Term Liabilities                   1,210      1,392        $1,520     $1,692     $1,853     $1,978     $2,148
                                        ------     ------        ------     ------     ------     ------     ------
 Weighted Average shares-basic          22,050     22,050        22,050     22,050     22,050     22,050     22,050
                                        ------     ------        ------     ------     ------     ------     ------
 Pro-forma diluted                       $.006      $(.19)        $.006      $.022       $.03       $.02       $.02
                                          ----       ----          ----       ----       ----       ----       ----


 During 2000, 1999, and 1998, the company paid distributions to its stockholders of $150,500, $601,000, and $595,500, respectively.

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